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                                                                   EXHIBIT 10.13


              SOFTWARE DEVELOPMENT AND TECHNICAL SERVICES AGREEMENT

         THIS SOFTWARE DEVELOPMENT AND TECHNICAL SERVICES AGREEMENT ("Agreement") effective as of ___________, 2000 (the "Effective Date"), is made between GTE Service Corporation, a New York corporation, with offices for this Agreement at 1255 Corporate Drive, Irving, Texas 75038, and its Affiliates ("GTE") on the one hand, each only with respect to their respective obligations hereunder, and Genuity Inc., a Delaware corporation, with offices for this Agreement at 3 Van de Graaff Drive, Burlington, Massachusetts 01803 ("GENUITY") on the other hand.

         WHEREAS, GENUITY pursuant to this Agreement will be allowed to procure software development and other technical services from GTE, with the services defined in individual Statements of Work, and the ownership and rights in intellectual property deliverables to GENUITY pursuant to the Statements of Work being apportioned between the parties, with the term of the Agreement being one year, or as otherwise set forth in a specific Statement of Work, but renewable at the option of the parties and terminable by GENUITY.

     Now, therefore, in mutual consideration of the promises and obligations set forth below, the parties agree as follows:

1. General.

         GTE and GENUITY desire to establish a contractual relationship pursuant to which GENUITY and its subsidiary companies will obtain from GTE or an Affiliate of GTE, and GTE or the Affiliate will provide to GENUITY and its subsidiary companies, software development and other technical services in accordance with the terms and conditions set forth in this Agreement.

2. Definitions.

         For purposes of this Agreement, and in addition to certain terms defined on first use herein and in any schedule attached hereto, the following terms shall have the following meanings.

         2.1. "Affiliate" shall mean an entity that controls, is under common control with, or that is controlled by, the entity with which it is affiliated.

         2.2. "Change Order" shall mean a change order signed by both parties as provided in Section 3.7.



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         2.3. "Deliverable" shall mean Software, Documentation or other materials and information delivered or otherwise provided by GTE to GENUITY under the terms of this Agreement and the applicable Statement of Work.

         2.4. "Documentation" shall mean written documentation provided by GTE to GENUITY in connection with a Technical Effort, as provided in the Statement of Work for that Technical Effort.

         2.5. "Exclusive Statement of Work" shall mean a Statement of Work under which GTE agrees to provide Deliverables exclusively to GENUITY.

         2.6. "Intellectual Property Rights" shall mean any and all worldwide rights existing now or in the future under patent law, copyright law, industrial rights design law, semiconductor chip and mask work protection law, moral rights law, trade secret law, trademark law, unfair competition law, publicity rights law, privacy rights law, and any and all similar proprietary rights, however denominated, and any and all renewals, extensions and restorations thereof, now or hereafter in force and effect.

         2.7. Internal Business Purposes" shall mean the internal operation of a licensee's business in the provision of goods and services by the licensee to its customers and end users in the ordinary course of its business.

         2.8. "Legacy System" shall mean existing computer software, hardware or firmware owned or used by GENUITY which was developed, licensed or obtained outside the scope of any Technical Effort.

         2.9. A "Non-exclusive Statement of Work" shall mean a Statement of Work that is not an Exclusive Statement of Work.

         2.10. "Object Code" shall mean the machine-executable version of a computer software program.

         2.11. "Schedule" shall mean the timetable and milestones for completion of a Technical Effort as set forth in its Statement of Work, as modified by any Change Orders or otherwise as provided in this Agreement.

         2.12. "Services" shall mean those services provided by GTE to GENUITY under the terms of this Agreement and the applicable Statement of Work.

         2.13. "Software" shall mean the computer software provided by GTE to GENUITY in connection with a Technical Effort as provided in a Statement of Work for the Technical Effort, provided that the foregoing shall exclude Third Party Software.



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         2.14. "Source Code" shall mean the fully commented human-readable version of a computer software program, including, without limitation, all documentation necessary or useful to understand such software program.

         2.15. "Specifications" shall mean the functional and other specifications for Software included in any Deliverables set forth in a Statement of Work.

         2.16. "Statement of Work" shall mean a written description of a Technical Effort signed by both parties and attached to this Agreement, pursuant to Section 3.1. The Statement of Work for each Technical Effort shall include all Change Orders that have been agreed upon for that Technical Effort.

         2.17. "Technical Effort" shall mean the technical services provided by GTE pursuant to the terms and conditions of this Agreement and the applicable Statement of Work.

         2.18. "Third Party Software" shall mean any version of any software product, in Object Code only, that is developed or owned by a third party and is distributed or otherwise made available to one party to the other pursuant to this Agreement or required for use of Software provided as a Deliverable under this Agreement.

3. Technical Effort.

         3.1. Technical Effort for Software Development. The parties may from time to time agree upon a Technical Effort which calls for the development or modification of computer programs. For each such development or modification of computer programs, the Technical Effort shall be described in a Statement of Work. Each Statement of Work shall contain a detailed description of the Software to be developed or modified, including the Deliverables for the Technical Effort, the Specifications, if any, for any Software or other Deliverables to be developed, the Schedule, acceptance criteria, the amounts and timing of payments to be made, any Services to be provided, and such other information as may be required by this Agreement. Each Statement of Work will expressly indicate if it is an Exclusive Statement of Work, and if it does not so indicate it shall be deemed to be a Non-Exclusive Statement of Work. Each Statement of Work shall be deemed a part of and shall be subject in all respects to the terms and conditions of this Agreement, unless otherwise set forth in a Statement of Work with specific reference to the terms or conditions of this Agreement that are to be altered by such Statement of Work.

         3.2. Technical Effort for Other Technical Services. The parties may from time to time agree upon a Technical Effort for technical services which are other than the development or modification of computer programs. Each such Technical Effort shall be described in a Statement of Work. Each Statement of Work shall contain a detailed description of the Technical Effort, including, without limitation, the Deliverables for the Technical Effort, the requirements for Deliverables to be provided, if any, the Schedule, acceptance criteria (if any), the amounts and timing of payments to be made, any Services to be provided, and such other information as may be required by this Agreement. Each Statement of Work will expressly indicate if it is an Exclusive Statement of Work, and if it does not so indicate it shall be deemed to be a Non-Exclusive Statement of Work. Each Statement of Work shall be deemed a part of and shall be subject in all respects to the terms and conditions of this Agreement, unless otherwise set forth in a Statement of Work with specific reference to the terms or conditions of this Agreement that are to be altered by such Statement of Work



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         3.3. General Conduct of Technical Efforts. The parties acknowledge and agree that the successful completion of each Technical Effort shall require the cooperation of both parties. GTE shall endeavor to complete each Technical Effort in accordance with the Schedule. GTE may, at its election, perform its obligations under this Agreement either directly or through one or more Affiliates, unless otherwise provided in a Statement of Work. GENUITY agrees to provide such information and access to facilities, personnel and GENUITY Legacy Systems, if applicable, as may be reasonably required or requested by GTE to complete the Technical Effort. If GENUITY's acts or failures to act cause any hindrance or delay in GTE's performance of the Technical Effort, the time for GTE's performance under the Schedule shall be extended accordingly and GENUITY shall pay GTE, at GTE's then current rates, for any additional time spent, and reimburse GTE for any additional expenses incurred, as a result of such hindrance or delay.

         3.4. Technical Effort Coordinators and Technical Effort Teams.

         (a) For each Technical Effort, each party shall specify one Technical Effort Coordinator who shall be designated to act that party's contact person relating to the over-all conduct of the Technical Effort.

         (b) Each party shall assign to the Technical Effort such personnel (its "Technical Effort Team") and other resources as may be reasonably necessary to complete the Technical Effort.

         (c) Either party shall be free to change the identity of the Technical Effort Coordinator and Technical Effort Team members upon reasonable notice to the other party.

         (d) The GENUITY Technical Effort Coordinator and such other personnel as are necessary shall be available during the term of the Technical Effort to provide to GTE promptly on request all information regarding the Technical Effort and the Specifications, if applicable, that is reasonably necessary for GTE's completion of the Technical Effort.



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         3.5. Progress Meetings. In the course of each Technical Effort, GTE and
GENUITY shall meet on a regular basis to review progress to date. The meetings shall take place on or about the dates indicated in the Schedule, and in no event less frequently than once each quarter-year. The meetings shall be attended by each party's Technical Effort Coordinators and such other members of their Technical Effort Teams as may be required adequately to assess the progress of the Technical Effort, any technical or other difficulties that may have been encountered, and to establish schedules and plans for its successful completion

         3.6. Access to Legacy Systems. Promptly following execution of each Statement of Work related to Legacy Systems, GENUITY shall, without charge, provide to GTE copies of the Object Code and (to the extent required to perform the relevant Statement of Work) Source Code for all GENUITY Legacy Systems with which the Software to be developed under the Statement of Work must interact, communicate with or that is in any other way required for the completion of the Technical Effort, together with all user manuals and other documentation relating to the Legacy Systems, unless such Legacy Systems are owned by GTE and are only licensed to GENUITY pursuant to a separate software license agreement. GENUITY shall also provide to GTE, free of charge, access to all computer hardware and networks on which or within which the Legacy Systems operate to the extent reasonably required to complete each Technical Effort. During the term of this Agreement, GENUITY shall provide to GTE all updates, new releases and new versions of the GENUITY Legacy Systems in the same form in which such was originally provided, unless such updates, new releases and new versions are provided by GTE. During the term of each Technical Effort, GENUITY shall provide GTE (or cause to be provided to GTE), without charge, with all maintenance and support services with respect to the Legacy Systems which subscribers to maintenance and support services for such products receive generally, unless such maintenance and support services are provided by GTE. With respect to any Source Code owned by GENUITY and provided to GTE under this Agreement, GTE shall use the Source Code for the Legacy Systems solely for the purpose of performing GTE's obligations under the Statement of Work or Statements of Work for which such Source Code is necessary, and shall not disclose, without GENUITY's prior consent, such Source Code to anyone other than GTE and its Affiliates who are performing services with respect to such Statement of Work.

         3.7. Inspection of Facilities. GTE shall advise GENUITY in writing of the location of all facilities at which it is utilizing Source Code for the GENUITY Legacy Systems. GENUITY may, from time to time, as it deems necessary, at its sole risk and expense, enter such facilities, or any of them, and conduct such inspection as is reasonably necessary to verify the nature of GTE's use of such Source Code and GTE's compliance with its obligations with respect to the confidentiality of such Source Code. GTE shall provide reasonable assistance to GENUITY for such inspection, GENUITY shall minimize the amount of time that it is required to spend in GTE's facilities, and GENUITY shall coordinate all such activities with GTE so as not to unreasonably interfere with GTE's operations.



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         3.8. Specifications and Change Orders.

         (a) The Specifications for the Software to be developed during each Technical Effort shall be as set forth in the Statement of Work for that Technical Effort. No change in the Specifications shall be binding upon either party unless it has been incorporated into a written Change Order signed by the Technical Effort Coordinator for both parties.

         (b) If GENUITY wishes to change the Specifications for any Software, it shall give GTE written notice of such request. GTE shall respond to such request within thirty (30) days, including in its response any change in the Schedule, amounts to be paid, Technical Effort Teams or other matters that may be required by the proposed change. The parties shall thereupon negotiate in good faith for a Change Order incorporating the changes in the Statement of Work required by the requested changes. Either party may, however, decline in its discretion to enter into any proposed Change Order.

         (c) In no event shall GENUITY or GTE be bound by any proposed change unless and until it has signed a Change Order for such change, and the Statement of Work for the Technical Effort shall remain in full force and effect, without modification, until such Change Order has been agreed upon and signed.

4. Delivery and Acceptance Procedure.

         4.1. Delivery Period. GTE shall provide each Deliverable to GENUITY in accordance with the Schedule for the relevant Technical Effort. All Deliverables, if any, shall be provided in the form of Object Code, unless otherwise specified in the Statement of Work, except GTE shall also provide Source Code and Documentation for Deliverables to be owned by GENUITY under an Exclusive Statement of Work. GTE shall also deliver Documentation for the Software as may be required by the Statement of Work.

         4.2. Acceptance. The procedure for delivery and acceptance of Deliverables by GENUITY, to the extent acceptance is contemplated by the applicable Statement of Work and a procedure for such delivery and acceptance is not otherwise provided therein, shall be in accordance with the following.

         (a) The Statement of Work shall specify the procedure and criteria, if any, that GTE must meet in order for the Deliverables described in a Statement of Work to be accepted by GENUITY. The Statement of Work shall also specify a test plan, such other information as GTE and GENUITY mutually deem appropriate and the period of time that GENUITY shall have to provide notice of acceptance or rejection to GTE. However, failure to accept or reject such Deliverable within the specified period of time or the commercial use of such item by or for the benefit of GENUITY shall be deemed to be acceptance.



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         (b) If GENUITY rejects a Deliverable, it shall specify in reasonable detail in writing the reasons for rejection and the requirements for revision. If the notice of rejection is not sufficiently detailed to allow GTE to determine why such Deliverable is unacceptable, GTE may request in writing that GENUITY provide sufficient additional information, indicating the type of additional information required by GTE. If GTE and GENUITY have joint responsibility for the Deliverable and the Deliverable requires revision, GTE shall assist GENUITY in making revisions necessary for the Deliverable to meet the acceptance criteria within a period of time that is reasonable under the circumstances. If GTE has sole responsibility for the Deliverable, then it shall make the necessary revisions within a period of time that is reasonable under the circumstances.

5. Payment.

         5.1. Payment. GENUITY shall pay the amounts that are charged to GENUITY, and GTE shall invoice GENUITY, in accordance with the Statement of Work. Each invoice shall reference this Agreement and the applicable Statement of Work. The invoices shall be itemized to show the details as to all billed items. Payments shall be made within thirty (30) days from the date of each invoice.

         5.2. Taxes. In addition to any payments required by a Statement of Work, GENUITY shall pay GTE an amount equal to any sales, use, privilege, gross revenue, excise, or any other tax (except income and franchise taxes), as well as any assessments or duties with respect to the Deliverables, Services and other services, materials and rights provided by GTE hereunder lawfully levied by a duly constituted governmental authority and for which GTE is required or permitted, by law, to collect from GENUITY. In addition each party shall be responsible for all real and personal property taxes imposed on software and equipment owned by the respective parties on January 1 of every year; provided, however, GENUITY shall be responsible for such real and personal property taxes imposed upon any Deliverables provided to GENUITY. If GENUITY determines that any Deliverables, Services and other services, materials and rights provided by GTE hereunder are exempt from a tax, GENUITY must provide GTE a properly completed exemption certificate, for each jurisdiction for which GENUITY is claiming an exemption, before GTE will exclude the respective tax from amounts charged to GENUITY. GENUITY shall not deduct any tax amount from remittances to GTE until a properly completed exemption certificate, for all jurisdictions for which GENUITY is claiming an exemption, has been provided to GTE.



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         5.3. Expenses. GENUITY shall reimburse GTE for reasonable expenses for travel, meals and lodging incurred by them in the performance of its obligations under this Agreement. Any such charges shall be in compliance with such GTE's employee expense policies. There shall be no mark-up of such expense charges. GTE shall maintain documentation of expenses incurred, and shall provide copies of invoices of $100 or more upon GENUITY's request. GTE shall bill GENUITY monthly for expenses as they accrue. The parties shall specify any limitation on the reimbursement of expenses in the applicable Statement of Work. It is acknowledged and agreed that if GTE is required to incur expenses beyond such limitation in order to perform its obligations under the applicable Statement of Work or under this Agreement, then GTE is excused from performing such obligations until said expense limitation is removed or changed as mutually agreed; provided, however, that GTE promptly notifies GENUITY of the need to exceed the limitation.

         5.4. Records. GTE shall maintain complete and accurate records in a form consistent with generally accepted accounting practices, to substantiate any charges. GTE shall retain, and make available upon request, such records for a period of three (3) years from the date of invoice for them. GENUITY and its authorized agents, subject to obligations of confidentiality as set forth in this Agreement, shall have access to such records upon prior written request during normal business hours during the term of this Agreement and during the respective periods in which GTE is required to maintain such records pursuant to this Section 5.4. Access to the records shall be made at the location where such records are normally maintained.

6. Intellectual Property.

         6.1. Ownership.

         (a) Subject to GENUITY'S payment in full and compliance with all other terms and conditions of this Agreement, and except as may be otherwise set forth in a Statement of Work, GTE agrees to (i) transfer to GENUITY all right, title and interest in and all materials included in Deliverables that are first created during the course of the performance of an Exclusive Statement of Work (including, but not limited to, Software and Documentation), and any and all Intellectual Property Rights therein; and (ii) grant to GENUITY a fully paid up, royalty free license to use the portion of the Deliverables not covered by subsection (i) immediately above, to the extent such portion is owned by GTE. Without limiting the generality of the foregoing, GENUITY shall have the right, without obligation to account to GTE, to market and distribute such Deliverables.



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         (b) GTE shall have sole and exclusive ownership of all right, title and interest in and to all Deliverables (including, but not limited to, Software and Documentation) (i) not included in Section 6.1(a)(i) above or (ii) described in all Non-Exclusive Statements of Work, any and all Intellectual Property Rights in the foregoing, and all other services, materials, information and Intellectual Property Rights first created in the course of, pursuant to or as a result of the performance of any Statement of Work. Without limiting the generality of the foregoing, GTE shall have the sole and exclusive right, without obligation to account to GENUITY, to such Deliverables and other services, materials and Intellectual Property Rights, including, but not limited to, the sole and exclusive right to market and distribute the Deliverables, Intellectual Property Rights and other services, materials and information, subject only to the licenses granted herein to GENUITY pursuant to Section 6.2.

         6.2. Grant of Licenses by GTE for GTE-Owned Deliverables. Subject to GENUITY's payment in full of all amounts owing pursuant to a Non-Exclusive Statement of Work, GTE hereby grants to GENUITY a nonexclusive, fully paid up, royalty free, non-sublicensable, nontransferrable license to use the GTE-owned Deliverables described in all Non-Exclusive Statements of Work solely for GENUITY's Internal Business Purposes. Except and to the extent expressly set forth in the applicable Statement of Work to this Agreement, no maintenance and support services will be provided pursuant to the Software License Agreement for Software delivered and licensed pursuant to this Agreement. To the extent any Third Party Software is provided by GTE to GENUITY pursuant to this Agreement, the use and possession of such Third Party Software shall be pursuant to the terms and conditions of this Agreement, unless a Third Party Software license agreement is included with such Third Party Software, in which instance such Third Party Software license agreement shall govern the use and possession of such Third Party Software. The said license shall include the right to prepare derivative works and shall also include the right, to the extent that GTE cannot perform such services on a commercially reasonable basis, and subject to GTE's prior written approval, which shall not be unreasonably withheld, to engage third parties for the purpose of enhancing or supporting the Deliverables. The license granted pursuant to this Section 6.2 shall extend to GENUITY's Affiliates, provided that such Affiliates agree to be bound by the terms and conditions of this Agreement, but shall not otherwise include any right to sublicense. The license provided by this Section 6.2 is in addition to, and shall not be construed as limiting or expanding in any way, any other licenses that GTE has granted or will grant to GENUITY under GTE Intellectual Property Rights.



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         6.3. Grant of Licenses by GENUITY.

         (a) Grant of Licenses by GENUITY for Deliverables under Exclusive Statements of Work. Except as otherwise set forth in any Statement of Work, GENUITY hereby grants to GTE a fully paid up, perpetual, royalty-free, worldwide license, with no right to grant sublicenses, to use the Deliverables described in all Exclusive Statements of Work, to the extent GENUITY owns such Deliverables, for the Internal Business Purposes of GTE. The license granted pursuant to this Section 6.3(a) shall extend to GTE's Affiliates, provided that such Affiliates agree to be bound by the terms and conditions of this Agreement, but shall not otherwise include any right to sublicense. The said license shall include the right to prepare derivative works and shall also include the right to engage third parties for the purpose of enhancing or supporting the Deliverables.

         (b) GENUITY hereby grants to GTE a fully paid up, royalty-free license under any Intellectual Property Right of GENUITY solely to the extent that such license is necessary to perform one or more Statements of Work under this Agreement. This license shall terminate upon acceptance of each Deliverable as to which this license is granted.

         6.4. No Implied Licenses. Except and to the extent set forth in Sections 6.2 and 6.3, nothing contained herein shall be construed as granting any right or license is to any party, by implication, estoppel or otherwise, under any Intellectual Property Rights of any other party.

         6.5. Notice of Infringement Claims. Each party shall use its best efforts to give the other party prompt written notice following receipt of any claim that any Deliverable infringes the Intellectual Property right of any third party.

         6.6. Marking. Each party shall include the other's patent, copyright and proprietary rights notices on any copies such party makes of the Software, Documentation or related materials which belong to the other party.

7. Confidentiality.

         7.1. Confidentiality. In the course of requesting and performing any Statement of Work and other obligations hereunder, each party may receive or acquire from the other information or data pertaining to specifications, drawings, sketches, models, samples, computer programs, methods, concepts, know-how, techniques, processes, and other technical or business information that the other party desires to protect against unauthorized use or further disclosure. Unless otherwise expressly set forth in a Statement of Work, for purposes of this Agreement, "Confidential Information" shall mean: (i) any information in written, other tangible or electronic form which is labeled by the disclosing party as "confidential", "proprietary" or with a legend of similar import; (ii) software in any form (including related documentation), whether or not labeled in accordance with the preceding; (iii) Deliverables provided pursuant to this Agreement, with the ownership of, proprietary interest therein and Intellectual Property Rights therein being retained by the party owning such Deliverables under the terms and conditions of this Agreement. Each party shall remain the exclusive owner of its Confidential Information.



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         7.2. Use of Confidential Information. The Confidential Information of
the disclosing party may be used by the receiving party only for the performance or use of Deliverables and Services under this Agreement and may only be disclosed to those employees, subcontractors or agents of the receiving party who have a need to know in order to perform or use the Deliverables and Services under this Agreement; provided, however, that neither party shall disclose any Confidential Information of the other party to a person who is not an Affiliate of the disclosing party without the prior approval of the other party, which approval shall not be unreasonably withheld. Except and to the extent set forth in Section 7.3, the receiving party may not disclose Confidential Information of the other party to any other person, entity, or the public without the prior written consent of the disclosing party; provided, however, that such Confidential Information may be disclosed by the receiving party without the necessity of prior written consent, to the receiving party's subcontractors, employees or consultants who require access to such Confidential Information to perform or use the Deliverables and Services under this Agreement, provided such persons have entered into written agreements which contain obligations of nondisclosure and nonuse no less restrictive than set forth in this Section 7.2. It is agreed that such written agreements shall be enforceable by the disclosing party.

         7.3. Exceptions. The obligations in Section 7.2 shall not apply to that portion of any information received from the disclosing party which is: lawfully in the receiving party's possession, with no restriction on use or disclosure, prior to its acquisition from the disclosing party; received in good faith by the receiving party, with no restrictions on use or disclosure, from a third party not subject to any confidential obligation to the disclosing party; now or later becomes publicly known through no breach of confidential obligation by the receiving party; released by the disclosing party to any other person, firm or entity (including governmental agencies or bureaus) without restriction on use or disclosure; or independently developed by or for the receiving party without any reliance on or use of Confidential Information of the disclosing party. The foregoing exceptions shall not apply to Software in any form.

         7.4. Disclosure and Notification. If a receiving party receives a request to disclose any Confidential Information of the disclosing party (whether pursuant to a valid and effective subpoena, an order issued by a court or other governmental authority of competent jurisdiction or otherwise) on advice of legal counsel that disclosure is required under applicable law, the receiving party agrees that, prior to disclosing any Confidential Information of the disclosing party, it shall (i) notify the disclosing party of the existence and terms of such request or advice, (ii) cooperate with the disclosing party in taking legally available steps to resist or narrow any such request or to otherwise eliminate the need for such disclosure at the disclosing party's sole expense, if requested to do so by the disclosing party, and (iii) if disclosure is required, it shall be the obligation of the disclosing party to use its best efforts to obtain a protective order or other reliable assurance that confidential treatment shall be afforded to such portion of the Confidential Information of the disclosing party as is required to be disclosed.



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         7.5. Continuing Obligation. The obligation of non-disclosure and non-use with respect to Confidential Information of the disclosing party shall survive termination of this Agreement and shall continue for a period of five
(5) years thereafter; provided, however, that the obligations of non-disclosure and non-use shall continue in perpetuity for Software in any form.

8. Warranties and Warranty Disclaimer.

         8.1. Express Representations and Warranties. GTE represents, warrants, and covenants to GENUITY that:

                  (a) In performing the Services set forth in any Statement of Work, GTE shall comply with all applicable laws, codes, ordinances, orders, rules and regulations of local, state, and federal governments and agencies and instrumentalities, including, but not limited to, applicable wage and hour, safety and environmental laws, and all standards and regulations of appropriate regulatory commissions and similar agencies.

                  (b) All Services furnished by GTE in accordance with a Statement of Work shall be performed by qualified personnel at a level of professional performance standard within the industry in which the Services are provided.

         8.2. Disclaimer. THE WARRANTIES IN THIS SECTION 8 AND ANY WARRANTY IN A STATEMENT OF WORK, BUT ONLY IF SPECIFICALLY IDENTIFIED AS AN EXPRESS WARRANTY IN SUCH STATEMENT OF WORK, ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, OR WHETHER ARISING BY COURSE OF DEALING OR PERFORMANCE, CUSTOM, USAGE IN THE TRADE OR PROFESSION OR OTHERWISE, INCLUDING BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR WARRANTIES AGAINST INFRINGEMENT. GTE MAKES NO WARRANTIES REGARDING THE DELIVERABLES, INCLUDING, WITHOUT LIMITATION, SOFTWARE, OR SERVICES TO BE PROVIDED HEREUNDER, EXPRESS, IMPLIED OR ARISING BY CUSTOM OR TRADE USAGE, AND SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. Except for the warranties expressly set forth in this
Section 8 and any Statement of Work, GENUITY acknowledges and agrees that it has relied on no other representations or warranties and that no other representations or warranties have formed the basis of its bargain hereunder



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         8.3. Survival. All representations, warranties and covenants of GTE contained in this Section 8 shall continue for the term of this Agreement and shall survive its termination.

9. Indemnification.

         9.1. Indemnity for Infringement of Third Party Intellectual Property.

         (a) Indemnity regarding Deliverables provided under Exclusive Statements of Work. If a Deliverable under an Exclusive Statement of Work become the subject of an infringement claim, or in GTE's opinion is likely to become the subject of such a claim, then, in addition to defending the claim and paying any damages and attorneys' fees finally awarded by a court of final jurisdiction, GTE may, at its option and in its sole discretion, and at its own cost and expense: (i) replace or modify such Deliverable to make it noninfringing or cure any claimed misuse of any third party trade secret; (ii) procure for GENUITY the right to continue using such Deliverable pursuant to this Agreement; or (iii) require GENUITY to cease using and return such Deliverable upon a Markman determination that the patent claims on which an action has been brought are afforded a construction which outside counsel for GTE reasonably believes reads on the Deliverable or a decision of infringement, whichever is earlier, in which case GTE shall refund to GENUITY a pro-rata portion of the amount actually paid to GTE by GENUITY for such Deliverable. Notwithstanding the foregoing, if GTE exercises its right to require the return of such Deliverable, to the extent permitted by applicable law, GENUITY may retain and continue to use such Deliverable to the extent GENUITY agrees in writing to defend and indemnify GTE for any and all expenses, costs and liabilities associated with such continued possession and use of such Deliverable.

         (b) Indemnity regarding Deliverable provided under Non-Exclusive Statements of Work. If a Deliverable under a Non-Exclusive Statement of Work become the subject of an infringement claim, or in GTE's opinion is likely to become the subject of such a claim, then, in addition to defending the claim and paying any damages and attorneys' fees finally awarded by a court of final jurisdiction, GTE may, at its option and in its sole discretion, and at its own cost and expense: (i) replace or modify such Deliverable to make it noninfringing or cure any claimed misuse of any third party trade secret; (ii) procure for GENUITY the right to continue using such Deliverable pursuant to this Agreement; or (iii) require the return of such Deliverable and terminate GENUITY's right to use the same and refund to GENUITY a pro-rata portion of the amount actually paid to GTE by GENUITY for such Deliverable. Notwithstanding the foregoing, if GTE exercises its right to require the return of such Deliverable and terminates GENUITY's right to use the same, to the extent permitted by applicable law, GENUITY may retain and continue to use such Deliverable to the extent GENUITY agrees in writing to defend and indemnify GTE for any and all expenses, costs and liabilities associated with such continued possession and use of such Deliverable.

         (c) Limitations. GTE shall not be liable to GENUITY for any claims of inducement to infringe or contributory infringement or claims of infringement resulting from the combination of the Deliverable with the products or services of third parties. Further, GTE shall have no liability to GENUITY hereunder if
(i) the claim of infringement is based upon the use or other exploitation of Deliverable provided by GTE hereunder in connection or in combination with equipment, devices, data or software not supplied by GTE, and such infringement would not have occurred but for such use; (ii) such Deliverable is used outside of the scope of the rights and licenses granted to GENUITY or in a manner for which the Deliverable was not designed; (iii) the Deliverable or any portion thereof is modified by or for GENUITY (even by GTE at GENUITY's direction or instructions), and such infringement would not have occurred but for such modification; (iv) GENUITY uses the Deliverable as part of a patented process and there would be no infringement in the use of the Deliverable alone; or (v) the infringement is the necessary result of GTE's compliance with specifications or written instructions provided by GENUITY to GTE, misuse of a third party's Confidential Information provided by GENUITY to GTE or use of Legacy Systems provided by GENUITY to GTE . For all of the foregoing exclusions, GENUITY shall defend and indemnify GTE for any infringement claims to the extent set forth in
Section 9.1(a).

         (d) The foregoing sets forth GTE's sole and exclusive obligations, and GENUITY's sole remedies, for infringement of any Intellectual Property Rights by any Deliverables under any Statement of Work.

         9.2. General. GTE and GENUITY, to the fullest extent permitted by law, each shall defend, indemnify and hold harmless the other and its Affiliates, officers, agents and employees from any and all amounts payable under any judgment, verdict, court order or settlement (and associated fees and disbursements of counsel) arising from or related to any third-party claims for injury, sickness, disease or death of any person or damage to any real or tangible personal property or assets to the extent arising from the indemnitor's (either directly or through its officers, agents, subcontractors or representatives) negligence or willful misconduct in the performance of this Agreement; provided, however, that if a claim is the result of the joint negligence or joint willful misconduct of GTE and GENUITY, the amount of the claim for which each party is entitled to indemnification shall be limited to that portion of such claim that is attributable to the negligence or willful misconduct of the indemnifying party. The parties agree that the payments required by any Statement of Work provided under this Agreement includes consideration for the obligation to indemnify as set out in this Section 9.

         9.3. Losses. GENUITY and GTE each shall be responsible for any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorneys' fees and expenses (collectively, "Losses"), to their respective tangible personal or real property (whether owned or leased), and each party agrees to look only to its own insuring arrangements (if any) with respect to such Losses. Subject to the procedures set forth below, each party shall indemnify, defend and hold the other party harmless from any and all Losses arising out of, under or in connection with claims for which the indemnitor is responsible under the preceding sentence.

         9.4. Waivers. GENUITY and GTE waive all rights to recover against each other for any Loss to their respective tangible personal property (whether owned or leased) from any cause covered by insurance maintained by each of them, including their respective deductibles or self-insured retentions. GENUITY and GTE shall cause their respective insurers to issue appropriate waivers of subrogation rights endorsements to all property insurance policies maintained by each party. Each party shall give the other written notice if a waiver of subrogation is unobtainable or obtainable only at additional expense. If the party receiving such notice agrees to reimburse the other party for such additional expense, the other party shall obtain such waiver of subrogation. If a waiver is unobtainable or if a party elects not to pay the additional expense of a waiver, then neither party nor their insurers shall waive such subrogation rights.

         9.5. Conditions. The indemnification obligations set forth in this section shall not apply unless the party claiming indemnification: (i) uses its best efforts to notify the other promptly in writing, of any matters in respect of which the indemnity may apply and of which the notifying party has knowledge, in order to allow the indemnitor the opportunity to investigate and defend the matter; provided, however, that the failure to so notify shall only relieve the indemnitor of its obligations under this Section 9 if and to the extent that the indemnitor is prejudiced thereby; and (ii) gives the other party full control of the response thereto and the defense thereof, including any agreement relating to the settlement thereof; provided, however, that the indemnitee shall have the right to participate, on a non-interfering basis, in any legal proceeding to contest and defend a claim for indemnification involving a third party and to be represented by legal counsel of its choosing, all at the indemnitee's sole cost and expense. However, if the indemnitor fails to promptly assume the defense of the claim, the party entitled to indemnification may assume the defense at the indemnitor's cost and expense. The indemnitor shall not be responsible for any settlement or compromise made without its prior written consent, unless the indemnitee has tendered notice and the indemnitor has then refused to assume and defend the claim and it is later determined that the indemnitor was obligated to assume and defend the claim. The indemnitee agrees to cooperate in good faith with the indemnitor at the request and expense of the indemnitor.

10. Limitations on Liability.

         10.1. General. A party's and its Affiliates' liability arising out of or relating to a Statement of Work and this Agreement, including without limitation on account of performance or nonperformance of obligations hereunder, regardless of the form of the cause of action, whether in contract, tort (including without limitation negligence), statute or otherwise, shall in no event exceed the lesser of (i) the price to be paid to GTE for the completed Statement of Work as set forth thereon; or (ii) the amount actually paid by GENUITY to GTE for the particular Statement of Work from which the claim arises. The limitation in the immediately preceding sentence does not apply to a party's obligations under the section entitled Indemnification and Confidential Information or other breaches related to Intellectual Property Rights.

         10.2. Limitation. EXCEPT FOR BREACHES RELATED TO CONFIDENTIAL INFORMATION OR INTELLECTUAL PROPERTY RIGHTS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGE OR LOST PROFITS OF ANY KIND WHATSOEVER EVEN IF A PARTY OR ITS AFFILIATES HAVE BEEN APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

11. Term.

         11.1. Term. This Agreement is effective as of the Effective Date and shall continue in effect for an initial term of one (1) year ("Initial Term") or for such other term as may be set out in a Statement of Work for each Technical Effort; provided, however, that any extension of the Term provided in any Statement of Work shall apply solely to such Statement of Work and shall not extend the Term of this Agreement generally. Following the completion of the Initial Term, this Agreement may be renewed upon mutual agreement of the parties for successive renewal terms ("Renewal Terms") of one (1) year. A party that wishes to renew the Agreement shall notify the other no later than ninety (90) days prior to the end of the then current term. If the parties do not reach agreement on renewal at least sixty (60) days prior to the end of such term, the Agreement shall terminate at the end of that term, provided that the term of any Statement of Work shall continue until such term expires.

         11.2. Termination Events. Either party may terminate or cancel this Agreement or any Statement of Work, effective immediately, upon written notice to the other party, if any of the following events occur:

                  (a) The other files a voluntary petition in bankruptcy (other than as creditor).

                  (b) The other is adjudged bankrupt.

                  (c) A court assumes jurisdiction of the assets of the other under a federal reorganization act.

                  (d) A trustee or receiver is appointed by a court for all or a substantial portion of the assets of the other.

                  (e) The other becomes insolvent or suspends its business.

                  (f) The other makes an assignment of its assets for the benefit of its creditors except as required in the ordinary course of business.

         11.3. Termination for Breach. Either party may terminate or cancel this Agreement or a Statement of Work, for a material breach or default of any of the terms, conditions or covenants of this Agreement by the other, provided that such termination or cancellation may be made only following the expiration of a thirty (30) day period during which the other party has failed to cure such breach after having been given written notice of such breach.

         11.4. Termination for Convenience. GENUITY may terminate any Statement of Work, or this Agreement in its entirety, at any time upon written notice to GTE. In such event, GENUITY shall pay GTE for all work performed up to the date of termination, and for all supplies and other resources, including third party licenses, that GTE has obtained or committed to the completion of the relevant Statement of Work and that cannot reasonably be re-assigned or otherwise utilized by GTE on other matters.

         11.5. Termination by Mutual Consent. The parties may at any time terminate any Statement of Work, or this Agreement in its entirety, by mutual consent. In such event, GENUITY shall pay GTE for all work performed up to the date of termination, and for all supplies and other resources, including third party licenses, that GTE has obtained or committed to the completion of the relevant Statement of Work and that cannot reasonably be re-assigned or otherwise utilized by GTE on other matters.

         11.6. Effect of Termination.

         (a) No expiration, termination or cancellation of this Agreement, in whole or in part, shall relieve GENUITY of any obligation to pay amounts due nor affect any other rights or liabilities of the parties which may have accrued prior to the date of expiration, termination or cancellation.

         (b) In no event shall any license granted to GENUITY hereunder (or any license grant made by reference to the Software License Agreement) survive expiration, termination or cancellation unless and until Internetworking has paid in full for the Deliverables to which such license relates.

         (c) Notwithstanding anything herein to the contrary, and in addition to any provisions of Statement of Work that expressly survive expiration, termination or cancellation of this Agreement, upon any expiration or termination of this Agreement, the provisions of Sections 5, 6, 7, 8.2, 8.3, 9, 10, 11.6 and 12 of this Agreement shall survive such expiration, termination or cancellation and shall continue in full force and effect.

12. Dispute Resolution.

         12.1. General. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled first, by good faith efforts of the parties to reach mutual agreement, and second, if mutual agreement is not reached to resolve the dispute, by final, binding arbitration as set out in Section 12.3 below.

         12.2. Initial Resolution. A party that wishes to initiate the dispute resolution process shall send written notice to the other party with a summary of the controversy and a request to initiate these dispute resolution procedures. Each party shall appoint a knowledgeable, responsible representative from the company who has the authority to settle the dispute, to meet and negotiate in good faith to resolve the dispute. The discussions shall be left to the discretion of the representatives, who may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for purposes of these negotiations shall be treated as Confidential Information developed for purposes of settlement, shall be exempt from discovery and production, and shall not be admissible in the arbitration described above or in any lawsuit pursuant to Rule 408 of the Federal Rules of Evidence. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit. The parties agree to pursue resolution under this subsection for a minimum of 60 days before requesting arbitration.

         12.3. Arbitration. If the dispute is not resolved under the preceding subsection within 60 days of the initial written notice, and the dispute does not relate to Intellectual Property Rights, either party may demand arbitration by sending written notice to the other party. The parties shall promptly submit the dispute to the American Arbitration Association for resolution by a single neutral arbitrator acceptable to both parties, as selected under the rules of the American Arbitration Association. The dispute shall then be administered according to the American Arbitration Association's Commercial Arbitration Rules, with the following modifications: (i) the arbitration shall be held in a location mutually acceptable to the parties, and if the parties do not agree, the location shall be New York City; (ii) the arbitrator shall be licensed to practice law; (iii) the arbitrator shall conduct the arbitration as if it were a bench trial and shall use, apply and enforce the Federal Rules of Evidence and Federal Rules of Civil Procedure; (iv) except for breaches related to Confidential Information or intellectual property, the arbitrator shall have no power or authority to make any award that provides for consequential, punitive or exemplary damages; (v) the arbitrator shall control the scheduling so that the hearing is completed no later than 60 days after the date of the demand for arbitration; and (vi) the arbitrator's decision shall be given within 5 days thereafter in summary form that states the award, without written decision, which shall follow the plain meaning of this Agreement, the relevant documents, and the intent of the parties. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction over the parties. Each party to the dispute shall bear its own expenses arising out of the arbitration, except that the expenses of the facilities to conduct the arbitration and the fees of the arbitrator shall be shared equally by the parties.

         12.4. Injunctive Relief. The foregoing notwithstanding, each party shall have the right to seek injunctive relief in an applicable court of law or equity pending resolution of the dispute in accordance with the foregoing.

13. General.

         13.1. Notice. Any written notice either party may give the other concerning the subject matter of this Agreement shall be in writing and given or made by means that obtain a written acknowledgment of receipt. Notices shall be sent to the parties at the following addresses, which may be changed by written notice:

                                  To GTE:
                                          ----------------------------------

                                          ----------------------------------

                                          ----------------------------------

                                          ----------------------------------


                              To GENUITY:
                                          ----------------------------------

                                          ----------------------------------

                                          ----------------------------------

                                          ----------------------------------


        Notice shall be deemed to have been given or made when actually received, as evidenced by written acknowledgment of receipt.

         13.2. Compliance. GTE and GENUITY shall each comply with the provisions of all applicable federal, state, and local laws, ordinances, regulations and codes (including, without limitation, procurement of required permits or certificates) in fulfillment of their obligations under this Agreement. GTE Products and Services are subject to U.S. export and foreign transactions control regulations. Each party undertakes that it shall neither export, nor cause nor permit to be exported, without the other party's prior written consent and without compliance with applicable law and regulation, the other party's products or services out of the United States of America, nor shall such products or services be made available, directly or indirectly, for use in any project associated with the design, development, production, testing, stockpiling or use of: (i) nuclear weapons or facilities to produce nuclear explosives, (ii) missiles, or (iii) chemical or biological warfare agents. Each party agrees to comply with all applicable laws and regulations relating to the exportation of technical information, as they currently exist and as they may be amended from time to time.

         13.3. Assignment, Subcontracting.

         (a) Neither this Agreement nor any rights or obligations hereunder shall be assignable by either of the parties hereto; provided, however, that GTE may delegate all or any portion of its obligations under this Agreement to one or more of its Affiliates or may assign this Agreement to any Affiliate.

         (b) GTE may use subcontractors to perform its obligations under this Agreement. GTE shall be responsible for the fulfillment of its obligations hereunder, notwithstanding the performance of such obligations by its subcontractors.

         13.4. Waiver of Terms and Conditions. Failure to enforce any of the terms or conditions of this Agreement shall not constitute a waiver of any such terms or conditions, or of any other terms or conditions.

         13.5. Severability. Where any provision of this Agreement is declared invalid, illegal, void or unenforceable, or any changes or modifications are required by regulatory or judicial action, and any such invalid, illegal, void or unenforecable provision, or such change or modification, substantially affects any material obligation of a party hereto, the remaining provisions of this Agreement shall remain in effect and the parties shall mutually agree upon a course of action with respect to such invalid provision or such change or modification to the end that the purposes of this Agreement are carried out.

         13.6. Governing Law. This Agreement, and the rights and obligations contained in it, shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of law principles that would require the application of the laws of any other jurisdiction.

         13.7. No Unreasonable Delay or Withholding. Where agreement, approval, acceptance, consent or similar action by GENUITY or GTE is required, such action shall not be unreasonably delayed or withheld.

         13.8. Force Majeure. If performance of any obligations by either party under this Agreement (other than any obligation of either party to pay money hereunder) is prevented, restricted or interfered with by reason of acts of God, wars, revolution, civil commotion, acts of public enemy, embargo, acts of government in its sovereign capacity, labor difficulties, including, without limitation, strikes, slowdowns, picketing or boycotts, communication line failures, power failures, or any other circumstances beyond the reasonable control and not involving any fault or negligence of the party affected, the party affected, upon giving prompt notice to the other party, shall be excused from such performance on a day-to-day basis during the continuance of such prevention, restriction or interference (and the other party shall likewise be excused, on a day-to-day basis during the same period, from performance of its obligations which are dependent upon or affected by such nonperformance); provided, however, that the party so affected shall use its best reasonable efforts to avoid or remove such causes of nonperformance and both parties shall proceed immediately with the performance of their obligations under this Agreement whenever such causes are removed or cease.

         13.9. Entire Agreement. This Agreement represents the entire understanding between the parties with the respect to its provisions and cancels and supercedes all prior agreements or understandings, whether written or oral, with respect to the subject matter. This Agreement may only be modified or amended by an instrument in writing signed by duly authorized representatives of the parties. This Agreement shall be deemed to include all Schedules issued hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the ___ day of ___________, 2000 (the "Effective Date") through their authorized representatives.


GTE SERVICE CORPORATION                   GENUITY INC.


By:                                       By:
       ------------------------------            ------------------------------

Name:                                     Name:
       ------------------------------            ------------------------------

Title:                                    Title:
       ------------------------------            ------------------------------

Date:                                     Date:
       ------------------------------            ------------------------------


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